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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant  ☐                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

    Pamrapo Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PAMRAPO BANCORP, INC.

We Need to Vote… Again! Vote the “White” Card Only!

Dear Pamrapo Stockholder:

As many of you are aware (by now), Mr. William Campbell, the former President & CEO of Pamrapo Savings Bank has placed advertisements in local publications voicing his displeasure over our pending merger transaction with BCB Bancorp, Inc. In those advertisements (and similar mailings), Mr. Campbell asked that all of the facts be disclosed. We agree. Yet Mr. Campbell did NOT believe it was necessary for Pamrapo stockholders to know that he (and his representatives) met with the Chairman of BCB, Mr. Mark D. Hogan, and offered to consider voting “IN FAVOR OF” the merger IF the new bank would agree to certain conditions. Attached is a certification by Mr. Hogan that was submitted by Pamrapo in response to Mr. Campbell’s lawsuit. According to Mr. Hogan, at a September 21, 2009 dinner meeting with Mr. Campbell and his attorney/advisor, Mr. Campbell’s attorney stated that Mr. Campbell would consider voting his shares “IN FAVOR OF” the merger IF:

1. The new bank would enter into an agreement with Mr. Campbell (such as a consulting/parachute payment).

2. Mr. Donald Campbell (Bill Campbell’s brother) would continue to get legal work from the new bank.

3. Mr. Campbell would be able to select three directors for the board of the new bank.

On October 8, 2009, Mr. Hogan met with Mr. Campbell’s attorney again. Mr. Campbell’s attorney informed Mr. Hogan that the three directors Mr. Campbell would name would be Mr. James Dugan, Mr. Eugene Campbell (Bill Campbell’s brother) and a person to be named later. When told by Mr. Hogan that the proposal was rejected, Mr. Campbell’s attorney said THAT was UNfortunate and that “we’ll have to tie this up,” which Mr. Hogan took to mean that Mr. Campbell would now vote against the merger and possibly pursue litigation to stop the merger. On December 2, 2009, Mr. Campbell filed a lawsuit seeking to enjoin the merger. There are two questions that YOU as stockholders need to ask yourselves. First, “WHAT” is Mr. Campbell’s REAL motivation in seeking to stop the merger, and second, would he be “against” the merger had Mr. Hogan agreed to his terms??? The Board continues to UNANIMOUSLY recommend a vote “FOR” the merger. We believe that you will agree with the Board once you review the benefits of the transaction.

On Behalf of the Board of Directors,

Daniel J. Massarelli

Chairman of the Board

Pamrapo Bancorp, Inc.

OFFICE COPY

WILLIAM J. CAMPBELL,

Plaintiff,

-against-

PAMRAPO BANCORP, INC., PAMRAPO

SAVINGS BANK, S.L.A., DANIEL J.,

MASSARELLI, JOHN A. MORECRAFT,

KENNETH R. POESL, PATRICK D.

CONAGHAN, HERMAN L. BROCKMAN,

and ROBERT G. DORIA,

Defendants.

SUPERIOR COURT OF NEW JERSEY

CHANCERY DIVISION: HUDSON COUNTY

GENERAL EQUITY

DOCKET NO.: C-159.09

Civil Action

CERTIFICATION OF MARK D. HOGAN

MARK D. HOGAN, of full age, certifies as follows:

1. I am Chairman of the Board of BCB Bancorp, Inc. (“BCB”). I have personal knowledge of the facts set forth in this certification.

2. On September 21, 2009, I attended a dinner meeting at Barelis restaurant in Secaucus, New Jersey. The meeting was attended by Joseph J. Brogan (another Director of BCB), William Campbell and James Dugan, who was an attorney representing Mr. Campbell.

3. During the course of the meeting, Mr. Dugan said that Mr. Campbell would consider voting his shares of Pamrapo Bancorp, Inc. (“Pamrapo”) in favor of the merger of Pamrapo and BCB, but only under certain conditions, namely:

(a) The combined entity would enter into an agreement with Mr. Campbell (such as a consulting contract/parachute payment). The amount Mr. Campbell was seeking was never disclosed.

(b) Mr. Campbell’s brother, Donald, who is an attorney who did legal work such as legal real estate closings for Pamrapo, would continue to get legal work from the combined entity.

(c) Mr. Campbell would be able to select three directors for the board of the combined entity.

4. Mr. Brogan and I responded that we would get back to them on this proposition.

5. Subsequently, on October 8, 2009, I met with Mr. Dugan over breakfast at a diner in Jersey City. Mr. Dugan brought up Mr. Campbell’s proposition, and said that the three directors that Mr. Campbell would name were Mr. Dugan himself, Mr. Campbell’s brother Eugene, and another person to be named latter. Mr. Dugan asked for an answer to the proposition.

6. None of the conditions that Mr. Campbell had asked for were acceptable to BCB, and I told Mr. Dugan that the BCB proxy had already been sent to the printing company and it could not be redone. In effect, I told him that the proposal had been rejected by BCB.

7. Mr. Dugan replied that BCB’s position was unfortunate and that Mr. Campbell would be very disappointed to hear that. He further said (in words or substance) that “we’ll have to tie this up.” I understood this to mean that Mr. Campbell would now vote against the merger and possibly commence litigation to enjoin the merger as well.

I certify that the above statements made by me are true. I acknowledge that if any of the above statements made by me are willfully false that I am subject to punishment.

Mark D. Hogan

Additional Information about the Merger and Where to Find It

Pamrapo and BCB filed with the SEC a joint proxy statement/prospectus regarding the proposed merger on November 12, 2009, which is part of a Registration Statement on Form S-4 (File No. 333-162433) that was declared effective by the SEC on November 6, 2009. Pamrapo filed a supplement to the joint proxy statement/prospectus on January 11, 2010. STOCKHOLDERS ARE ENCOURAGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE SUPPLEMENT, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The joint proxy statement/prospectus was mailed to stockholders of Pamrapo and BCB on or about November 16, 2009 and the supplement was mailed to Pamrapo stockholders on or about January 11, 2010. Stockholders may also obtain the supplement, the joint proxy statement/prospectus and other documents that are filed by Pamrapo and BCB with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, stockholders may obtain free copies of the documents filed by the companies with the SEC by written request directed to the Corporate Secretary, BCB Bancorp, Inc., 104-110 Avenue C, Bayonne, New Jersey 07002 or by visiting the BCB website at www.bcbbancorp.com, with respect to documents filed by BCB, and by written request directed to the Secretary, Pamrapo Bancorp, Inc., 611 Avenue C, Bayonne, New Jersey 07002 or by visiting the Pamrapo website at www.pamrapo.com, with respect to documents filed by Pamrapo. Pamrapo and BCB, and their respective directors and executive officers and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed merger. Information regarding Pamrapo and BCB’s directors and executive officers and their interests is set forth in the joint proxy statement/prospectus. Read the joint proxy statement/prospectus carefully before making a decision concerning the merger.

PAM-1292 JJ Vote Merger Ad.indd 1 1/14/10 4:48 PM